SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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[JAMES ALPHA LETTERHEAD]

August 29, 2016

Dear [Financial Advisor Name],

Within the next week you will receive important proxy materials regarding certain requested changes to the JAMES ALPHA GLOBAL REAL ESTATE INVESTMENTS PORTFOLIO (the “Fund”). As the Fund’s sponsor, we want you to be aware of the upcoming shareholder meeting and encourage you to read the proxy materials in full. YOUR VOTE IS VERY IMPORTANT TO THE FUND.

One of the proposals on which you are being asked to vote is to approve a new sub-adviser for the Fund, Ranger Global Real Estate Advisors, LLC (“Ranger Global”), and a new sub-advisory agreement between the Fund’s advisor, Ascent Investment Advisors, LLC ("Ascent") and Ranger Global. This proposal will provide continuity of the Fund’s current portfolio management team, including Andrew Duffy, who following the shareholder meeting will be transitioning from his current position as Senior Portfolio Manager of Ascent to the position of President, Chief Investment Officer and Senior Portfolio Manager of Ranger Global. The new sub-advisory agreement between Ascent and Ranger Global will ensure that Mr. Duffy and his team continue to provide portfolio management services to the Fund following this transition as they have provided to date.

The Fund, its investment objective and strategy, and the current advisory fee paid by the Fund will not change as a result of the approval of the new sub-advisory agreement with Ranger Global. If the new sub-advisory agreement is not approved, then the Board of Trustees of the Fund will take such action as it deems necessary and in the best interests of the Fund and its shareholders, which may include further solicitation of shareholders, liquidation of the Fund, or other action. Approval of the proxy will permit continuity in the advisory services provided to the Fund without an increase in advisory fees.

THE FUND’S BOARD OF TRUSTEES HAS UNANIMOUSLY RECOMMENDED THAT YOU VOTE FOR EACH PROPOSAL SET FORTH IN THE PROXY MATERIALS.

Please contact me at the email address below or Kelly Bauerle at Kbauerle@jamesalpha.com if you have any questions regarding the proposals set forth in the proxy materials. We appreciate your support of the Fund and strongly encourage you to vote "yes" on the proposals in the proxy statement.

Sincerely,

Jim

James S. Vitalie

CEO James Alpha Advisors

515 Madison Avenue, 24th Floor

New York, NY 10022

Tel: (646) 290 6564

Cell: (303) 482 7008

Email: jvitalie@jamesalpha.com

Shareholders should read the proxy statement because it contains important information. The proxy statement is publicly available and shareholders can obtain a copy of the proxy statement and other relevant documents at the U.S. Securities and Exchange Commission’s website free of charge or by calling 1-800-807-FUND (3863). It is anticipated that the proxy statement will be mailed to shareholders on or about August 29, 2016. A description of the interests of James Alpha Advisors, LLC, Ranger Global and its principals, including Mr. Duffy, in the solicitation is included in the proxy statement.